Exhibit 99.1

Form 4 Joint Filer Information

Name:	Kennedy Lewis Investment Holdings II LLC
Address:	225 Liberty Street, Suite 4210 New York, NY 10281
Date of Event Requiring Statement:	10/24/2025

Name:	KLIM Delta HQC3 LP
Address:	225 Liberty Street, Suite 4210 New York, NY 10281
Date of Event Requiring Statement:	10/24/2025

Name:	KLCP Fund III (EU) Master AIV LP
Address:	225 Liberty Street, Suite 4210 New York, NY 10281
Date of Event Requiring Statement:	10/24/2025

Name:	David Chene
Address:	225 Liberty Street, Suite 4210

New York, NY 10281
Date of Event Requiring Statement:	10/24/2025

Name:	Darren Richman
Address:	225 Liberty Street, Suite 4210 New York, NY 10281
Date of Event Requiring Statement:	10/24/2025